Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"PATHWORKS PCO OF FLORIDA, INC.", A FLORIDA CORPORATION,

WITH AND INTO "LEXICON UNITED INCORPORATED" UNDER THE NAME OF "LEXICON UNITED INCORPORATED", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIRST DAY OF OCTOBER, A.D. 2010, AT 4:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3415207 8100M

101017458

AUTHENTICATION: 8305452

DATE: 10-22-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:54 PM 10/21/2010
FILED 04:30 PM 10/21/2010
SRV 101017458 - 3415207 FILE

STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Lexicon United Incorporated, a Delaware corporation, and the name of the corporation being merged into this surviving corporationis Pathworks PCO of Florida, Inc., a Florida corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Lexicon United Incorporated, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 10,000 shares of common stock, no par value.

SIXTH: The merger is to become effective on October 19, 2010 for accounting purposes only.

SEVENTH: The Agreement of Merger is on file at 4500 Steiner Ranch Blvd., Suite 1708, Austin, TX 78732, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 18th day of October 2010.

By: */s/ Jeffrey Nunez*
Name: Jeffrey Nunez
Title: Vice-President